UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 13, 2013, Unwired Planet, Inc. (the “Company”) and certain of its subsidiaries, including its indirect subsidiary, Unwired Planet, LLC (“UP LLC”), completed its previously announced acquisition of over 2,100 patents and patent applications (the “Ericsson Transferred Patent Portfolio”) from Telefonaktiebolaget L M Ericsson (publ) and an indirect subsidiary (collectively referred to herein as “Ericsson”). The transaction was completed pursuant to that certain Master Sale Agreement (the “MSA”), dated as of January 10, 2013, between the Company and Ericsson whereby Ericsson transferred the Ericsson Transferred Patent Portfolio to UP LLC in exchange for certain ongoing rights to revenues generated from the Ericsson Transferred Patent Portfolio and the Company’s patent portfolio, as summarized below (the “Patent Acquisition”). The Ericsson Transferred Patent Portfolio consists of over 820 patent families and includes approximately 1,940 issued patents and 260 patent applications covering technology utilized in telecommunications infrastructure including signal processing, network protocols, radio resource management, voice/text applications, mobility management, software, hardware and antennas. Of the 1,940 issued patents, over 750 are United States patents. Pursuant to the MSA, during the period commencing on January 1, 2014 and ending five years thereafter, Ericsson also will assign to UP LLC, for no additional consideration, 100 patents each year (a portion of which will be United States patents) selected by Ericsson (the “Additional Patents”), provided that Ericsson may choose to accelerate such contribution to be made at one time or over a shorter period of time.

As consideration for the Ericsson Transferred Patent Portfolio and the Additional Patents, UP will pay Ericsson the following portion of UP LLC’s Cumulative Gross Revenue on a quarterly basis in accordance with the provisions of the MSA (the “Gross Revenue Payments”): (i) 20% of the amount of Cumulative Gross Revenue, until the Cumulative Gross Revenue equals $100 million; plus (ii) 50% of the amount of Cumulative Gross Revenue in excess of $100 million, until the Cumulative Gross Revenue equals $500 million; plus (iii) 70% of the amount of Cumulative Gross Revenue in excess of $500 million. Revenue sharing may be adjusted in Ericsson’s favor in certain circumstances as described in the MSA. “Cumulative Gross Revenue” means, as of any date of determination, the aggregate amount of Gross Revenue of UP LLC from the end of the fiscal quarter during which the closing occurred to such date of determination. “Gross Revenue” means, for any fiscal period of UP LLC, all payments, fees, revenues and other amounts or consideration of any kind received, collected or generated by UP LLC for such fiscal period, as determined in accordance with GAAP.

During a specified period following the closing of the Patent Acquisition, with respect to certain patents, the MSA establishes revenue sharing adjustments in favor of Ericsson if UP LLC grants licenses (or similar rights) below certain agreed-upon royalty rates. Additionally, pursuant to the MSA with respect to the Ericsson Transferred Patent Portfolio and to the extent applicable, UP LLC has accepted an obligation to behave in a manner that is fair, reasonable and non-discriminatory (“FRAND”). The aggregate result of these commitments together with other obligations contained in the MSA and the related documents is such that UP LLC will pursue recurring revenue license arrangements that reflect the fair value of its entire patent portfolio, while at the same time respecting Ericsson’s existing commitments, customers and, to the extent applicable, any FRAND obligations. UP LLC believes that such an approach will maximize value for its shareholders over the long term, but such arrangements may take a longer period of time to achieve and may result in smaller upfront payments, as compared to lump sum perpetual licensing.

The MSA also provides that in connection with a change of control of the Company, Ericsson will have the right either to (i) terminate the MSA and receive a cash payment (the “Sale Payment”) or (ii) elect to continue the MSA in full force and effect and not receive the Sale Payment. In the event Ericsson elects to receive the Sale Payment, such Sale Payment will be equal to Ericsson’s share of the fair market value of all patents and other assets owned or held by UP LLC (the “Patent FMV”). The Patent FMV will be determined in accordance with the mechanism set forth in the MSA. After such Patent FMV has been determined it will be deemed incremental “Cumulative Gross Revenue” and distributed in accordance with the formula for Gross Revenue Payments set forth above. Notwithstanding the foregoing, if a change of control occurs within three years of the consummation of the Patent Acquisition and Ericsson elects to receive the Sale Payment, the Sale Payment will be at least $1.05 billion less Gross Revenue Payments actually received by Ericsson prior to the consummation of the change of control.

The MSA also provides that upon the occurrence of any Trigger Event, Ericsson will be entitled to monetary damages of at least $1.05 billion less Gross Revenue Payments actually received by Ericsson prior to the date such amount of damage is paid. A “Trigger Event” includes: (a) any representation or warranty in the MSA and the ancillary documents (collectively, the “Acquisition Documents”) failing to be true and correct and that would result in a material adverse effect; (b) a default in the payment of obligations under the Acquisition Documents in an aggregate amount exceeding $5 million (except in the case of a good faith dispute); (c) a knowing or willful, uncured default in the performance of any other material covenant, condition or agreement contained in the Acquisition Documents or a default in the performance of any other material covenant, condition or agreement contained in the Acquisition Documents that would reasonably be expected to result in an insolvency event; (d) any event or condition that results in the acceleration of more than $5 million in indebtedness of UP LLC or its members, or UP LLC or its members failing to pay more than $5 million of indebtedness at maturity; (e) the commencement of certain bankruptcy proceedings and other insolvency events; (f) the failure by UP LLC or its members to pay one or more final judgments in an aggregate amount exceeding $5 million (to the extent not covered by insurance); or (g) the Company asserting in writing that any provision of the Acquisition Documents is not a legal, valid and binding obligation of any party thereto, or that any guarantees or any security interests purported to be created by the Acquisition Documents are not in full force and effect including, if applicable, a valid and perfected security interest in the securities, assets or properties covered thereby.

The foregoing description of the MSA is qualified in its entirety by reference to the available text of the MSA, a redacted copy of which was included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 10, 2013, as amended by the Company’s Current Report on Form 8-K/A filed with the Commission on January 14, 2013.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Report are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. These forward-looking statements are subject to a number of risks, including, but not limited to, the expiration of encumbrances on the Ericsson Patent Portfolio, the potential value and synergies created by the Patent Acquisition, including the future market for smartphones and 3G/4G mobile phone shipments and the ability of the Company to realize and monetize the value of the Company’s intellectual property as well as those risk factors discussed in filings with the Commission, including but not limited to the Company’s Annual Report and any other subsequently filed reports on Forms 10-Q and 8-K or amendments thereto. The Company undertakes no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1

Master Sale Agreement, by and among Telefonaktiebolaget L M Ericsson (publ), Cluster LLC, the Company, Unwired Planet IP Holdings, Inc., Unwired Planet IP Manager, LLC and Unwired Planet, LLC, dated as of January 10, 2013 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K/A filed with the Commission on January 14, 2013 (File No. 001-16073))*±

*	Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit has been filed separately with the Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

±	Schedules and annexes (or similar attachments) to this exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or annex to the Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedule or annex so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Michael Mulica
Dated: February 14, 2013	Name:	Michael Mulica
	Title:	Chief Executive Officer

EXHIBIT INDEX

2.1	Master Sale Agreement, by and among Telefonaktiebolaget L M Ericsson (publ), Cluster LLC, the Company, Unwired Planet IP Holdings, Inc., Unwired Planet IP Manager, LLC and Unwired Planet, LLC, dated as of January 10, 2013 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K/A filed with the Commission on January 14, 2013 (File No. 001-16073))*±

*	Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit has been filed separately with the Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Exchange Act.

±	Schedules and annexes (or similar attachments) to this exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or annex to the Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedule or annex so furnished.